As filed with the Securities and Exchange Commission on December 9, 2014

Registration No. 333- 200713

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

64 East Broadway Blvd. Tucson, Arizona 85701 (520) 747-6600	Robert E. Wilson Chief Financial Officer 64 East Broadway Blvd. Tucson, Arizona 85701 (520) 747-6600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Elizabeth H. Noe

Paul Hastings LLP

1170 Peachtree St. NE

Suite 100

Atlanta, Georgia 30309

(404) 815-2287

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-200713) of The Providence Service Corporation is being filed solely to amend Part II, Item 16 to provide for the filing of certain exhibits. This Amendment No. 1 does not modify any provision of the prospectus constituting Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 1 does not include a copy of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on this 9th day of December, 2014.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Robert E. Wilson
Robert E. Wilson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

* Warren S. Rustand	Director and Chief Executive Officer (Principal Executive Officer)	December 9, 2014

/s/ Robert E. Wilson Robert E. Wilson	Chief Financial Officer (Principal Financial and Accounting Officer)	December 9, 2014

* Richard A. Kerley	Director	December 9, 2014

* Kristi L. Meints	Director	December 9, 2014

* Christopher Shackelton	Director	December 9, 2014

*By:	/s/ Robert E. Wilson
Robert E. Wilson Attorney-in-Fact for persons indicated

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Form of Subscription Rights Certificate.

4.2†	Form of Certificate of Designations for Series A Convertible Preferred Stock.

4.3*	Form of certificate representing Series A Convertible Preferred Stock.

4.4†	Form of Certificate of Designations for Series A-1 Convertible Preferred Stock.

4.5*	Form of certificate representing Series A-1 Convertible Preferred Stock.

5.1*	Opinion of Paul Hastings LLP regarding the validity of the securities being registered.

10.1	Standby Purchase Agreement, dated October 23, 2014, by and among The Providence Service Corporation and the Standby Purchasers named therein.(1)

10.2*	Form of Exchange Agreement by and among The Providence Service Corporation and the Standby Purchasers named therein.

23.1*	Consent of KPMG LLP.

23.2*	Consent of KPMG.

23.3*	Consent of KPMG LLP, United Kingdom.

23.4*	Consent of Paul Hastings LLP.

24.1*	Powers of Attorney.

99.1*	Form of Instruction for Use of The Providence Service Corporation Subscription Rights Certificates.

99.2*	Form of Letter to Stockholders who are Record Holders.

99.3*	Form of Letter to Nominee Holders Whose Clients are Beneficial Holders.

99.4*	Form of Letter to Clients of Nominee Holders.

99.5*	Form of Nominee Holder Certification.

99.6*	Form of Beneficial Owner Election.

*	Previously filed.

†	Filed herewith.

(1) Incorporated by reference from an exhibit to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2014.

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